PRESS RELEASE--OCTOBER 24, 2000



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CONTACT: Tom Donnelly                      Anthony Carideo
         Chief Financial Officer           Director, Investor Relations
         Net Perceptions, Inc.             Net Perceptions, Inc.
         952-842-5400                      952-842-5454
         tdonnelly@netperceptions.com      tcarideo@netperceptions.com


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              NET PERCEPTIONS ANNOUNCES THIRD QUARTER RESULTS
             COMPANY ALIGNS TO INCREASE MOMENTUM TOWARD SERVING
                        CORE CUSTOMERS AND PROSPECTS

MINNEAPOLIS- Net Perceptions, Inc. (Nasdaq: NETP) today announced revenue of $7.7 million for the quarter ended Sept. 30, 2000, and a loss of $8.0 million, or ($0.30) per share before the amortization of intangibles and stock compensation expense. These results compare with revenues of $12.4 million for the second quarter ended June 30, 2000, and a net loss of ($0.15) per share, before the amortization of intangibles and stock compensation expense. In the same period last year the company reported $4.1 million in revenue and a net loss of ($0.13) per share before stock compensation expense.

For the nine months ended Sept. 30, 2000, the company reported $29.6 million in revenue and a loss of $15.5 million, or ($0.62) per share before amortization of intangibles and stock compensation expense, compared with $8.8 million in revenue, and a loss of $7.8 million, or ($0.59) per share, in the first nine months of 1999.

Including the amortization of intangibles and stock compensation expense, the company reported a loss of ($0.60) per share for the third quarter ended Sept. 30, 2000, compared to ($0.15) per share for the same period last year. For the nine months ended Sept. 30, 2000, the loss including amortization of intangibles and stock compensation expense was ($1.41) per share, compared to ($0.68) for the same period last year.

"We believe we have the right ingredients for success," Snyder said. "We have the right people, great technology and blue-chip customers. We're committed to leveraging these assets to build on the success we've already achieved in four short years as a company."

Snyder said while disappointed by third quarter results, the company has taken decisive action to refine its near-term focus and to ensure significant improvement in both its near- and long-term performance. Among measures taken, the company has recently reorganized to improve sales and customer management, streamlined decision-making and aligned its internal skill mix and spending directly with the strategic objectives to serve the needs of large multi-channel retailers and Fortune 1000 companies. Specific actions include:

o Net Perceptions has combined its Network and Commerce Solutions business units to align its resources more strategically around the multi-channel retailer. Knowledge Solutions will maintain its focus on serving Fortune 1000 companies. In addition, the company will allocate resources selectively to market initiatives where it sees potential for extending its core technologies.

o Steve Jacob will now head the company's worldwide sales and customer solutions organization. Jacob brings extensive experience in running large, enterprise-focused sales and consulting efforts to this new role.

o Trimming the workforce by approximately 17 percent, or 65 employees, to align the cost structure and skill sets more closely with the strategic direction. Of the 65, 16 of the eliminations were in sales, primarily from the telemarketing organization. This also reflects the transition from a coverage sales model to a targeted enterprise approach. Sixteen positions were eliminated from the consulting organization - an action to align skill sets in this group with the company's backlog and sales pipeline - five positions were eliminated from the marketing organization, eight from the general and administrative group and 20 from research and development. The company does not believe that the eliminations in research and development will adversely impact any current product development efforts.

o The company is training and integrating its sales and consulting resources to more effectively focus on its core markets. Instead of assigning one sales person to cover 10 to 15 accounts, Net Perceptions will reorganize its field organization into teams of two to three people covering only three to four active accounts.

o The company's business alliances team has tightened its focus on cultivating partnerships with key industry players in Net Perceptions' strategic sweet spot - including both software companies that play in the retail and knowledge management spaces as well as Big 5 systems integrators.

o The company is revamping its pipeline management process to more accurately assess visibility.

o Steve Larsen will transition from Net Perceptions to head up the Personalization Summits, its interest in the personalization magazine published by Peppers and Rogers and www.personalization.com, which will become an independent entity. From its start, the company envisioned the Summits as a vendor-neutral industry event. The growth of these assets is now at a point where they are best managed as a separate business and the company is evaluating its options for making this change.

ABOUT NET PERCEPTIONS

Net Perceptions, a leading provider of precision merchandising and personalization infrastructure software, is the innovator and preeminent supplier of software solutions that allow companies to translate knowledge into profitable business action. Its Commerce Solutions and Knowledge Solutions products enable companies to capitalize on business information and optimize product assortments, pricing, customer relationships and intellectual capital. Customers include market leaders such as Best Buy, Hudson's Bay, JC Penney, J.P. Morgan, Kmart, Procter and Gamble and Walgreen's. The company is based in the U.S. and has offices in six other countries. For more visit http://www.netperceptions.com or call 800-466-0711.

NET PERCEPTIONS AND THE NET PERCEPTIONS LOGO ARE REGISTERED TRADEMARKS OF NET PERCEPTIONS, INC. ALL OTHER TRADEMARKS ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS. THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. AMONG THE IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS ARE THE COMPANY'S LIMITED OPERATING HISTORY, DELAYS IN PRODUCT DEVELOPMENT, DEVELOPMENT OF THE INTERNET MARKET, CHANGES IN PRODUCT PRICING POLICIES, COMPETITIVE PRESSURES, AND THE RISK FACTORS DETAILED FROM TIME TO TIME IN THE COMPANY'S PERIODIC REPORTS AND REGISTRATION





                           NET PERCEPTIONS, INC.

      PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS * (in thousands, except share and per share amounts)

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                             Three Months Ended          Nine Months
                                 September 30,              Ended
                                                         September 30,

                              2000         1999        2000           1999

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Revenues:
   Product                  $ 4,424      $ 3,035   $ 21,456      $  6,700
   Service and maintenance    3,301        1,079      8,162         2,123


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      Total revenues          7,725        4,114     29,618         8,823

Cost of revenues:
   Product                      193          32         520           127
   Service and maintenance    3,019         782       7,552         1,586

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      Total cost of revenues  3,212         814       8,072         1,713

Gross margin                  4,513        3,300     21,546         7,110

Operating expenses:
  Sales and marketing         6,311        3,275     18,490         7,570
  Research and development    5,464        2,270     13,974         5,839
  General and administrative  2,628        1,169      7,637         2,556
  Lease abandonment expense       -            -        800             -

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  Total operating expenses    14,403       6,714     40,901        15,965

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Loss from operations          (9,890)      (3,414)   (19,355)      (8,855)

Other income, net              1,907        735        3,812         1,044

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Net loss                    $ (7,983)    $ (2,679) $ (15,543)    $ (7,811)

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Net loss per share:

Basic and diluted           $ (0.30)     $ (0.13)  $ (0.62)      $  (0.59)

Shares used in computing
 basic and diluted net      26,339,150   20,587,072  24,892,510     13,281,169
 loss per share
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Pro forma basic and
 diluted net loss           $ (0.30)     $ 0.13)   $ (0.62)      $  (0.44)
 per share

Shares used in computing
 pro forma  basic and       26,339,150   20,587,072  24,892,510     17,892,549
 diluted net loss
 per share

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* For the three and nine months ended September 30, 2000, this Pro Forma
Statement of Operations excludes stock compensation expense and amortization of acquired intangibles related to the company's first quarter 2000 acquisition of Knowledge Discovery One of $7,786 and $19,536 respectively. For the three and nine months ended September 30, 1999, this Pro Forma Statement of Operations excludes stock compensation expense of $339 and $1,206, respectively.




                           NET PERCEPTIONS, INC.

              CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
             (in thousands, except share and per share amounts)

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                             Three Months Ended          Nine Months
                                 September 30,              Ended
                                                         September 30,

                              2000         1999        2000           1999

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Revenues:
   Product                  $ 4,424      $ 3,035   $ 21,456        $ 6,700
   Service and maintenance    3,301        1,079      8,162          2,123


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      Total revenues          7,725        4,114     29,618          8,823

Cost of revenues:
   Product                      526           32      1,354            127
   Service and maintenance    3,019          782      7,551          1,586

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   Total cost of revenues        3,545      814      8,905           1,713

Gross margin                     4,180      3,300    20,713          7,110

Operating expenses:
   Sales and marketing           6,311      3,275    18,490          7,570
   Research and development      5,464      2,270    13,974          5,839
   General and administrative    2,628      1,169     7,637          2,556
   Lease abandonment expense       -          -         800            -
   Amortization of intangibles   7,255        -      18,139            -
   Stock compensation expense      198        339       564          1,206

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   Total operating expenses     21,856      7,053    59,604         17,171

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Loss from operations           (17,676)     (3,753)  (38,891)     (10,061)

Other income, net                1,907         735     3,812         1,044

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Net loss                    $  (15,769)  $  (3,018)  $ (35,079)   $  (9,017)

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Net loss per share:

Basic and diluted           $   (0.60)   $   (0.15)  $   (1.41)    $  (0.68)

Shares used in computing
 basic and diluted net      26,339,150     20,587,072   24,892,510  13,281,169
 loss per share
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Pro forma basic and
 diluted net loss per share  $  (0.60)   $  (0.15)   $   (1.41)    $   (0.50)

Shares used in computing
 pro forma basic and
 diluted net loss           26,339,150     20,587,072   24,892,510  17,892,549
 per share
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                           NET PERCEPTIONS, INC.

                   CONSOLIDATED CONDENSED BALANCE SHEETS
                               (IN THOUSANDS)

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                              September 30,              December 31,
                                     2000                   1999

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 Assets
 Current assets:
  Cash and cash equivalents  $    16,609               $   17,457
  Short-term investments          50,737                   19,397
  Accounts receivable, net         5,943                    7,663
  Royalties receivable               518                    1,135
  Prepaid expenses and             2,261                    1,373
  other current assets
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  Total current assets            76,068                   47,025

 Marketable securities            41,793                    6,317
 Property and equipment, net      13,064                    4,749
 Goodwill & other intangible      99,782                        -
  assets, net
 Other assets                      1,375                      657

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  Total assets               $   232,082                $  58,748

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 Liabilities and stockholders' equity
 Current liabilities:
   Accounts payable and      $     8,400                $   5,846
    accrued expenses
   Deferred revenue                4,871                    3,336
   Current portion of long-term      576                      471
    liabilities
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   Total current liabilities      13,847                    9,653

 Long-term liabilities,            2,205                      707
  net of current portion
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   Total liabilities              16,052                    10,360

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 Commitments and contingencies

 Stockholders' equity:
   Common stock                        2                         2
   Additional paid-in capital    273,541                    71,231
   Other comprehensive               322                      (89)
    income (loss)
   Accumulated deficit           (57,835)                 (22,756)

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   Total stockholders' equity    216,030                    48,388


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   Total liabilities and    $    232,082                $   58,748
    stockholders' equity

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